Exhibit 99.1

FROM:  P.A.M. TRANSPORTATION SERVICES, INC.
P.O. BOX 188
Tontitown, AR 72770
Lance K. Stewart
(479) 361-9111

PTSI ANNOUNCES STOCK REPURCHASE PROGRAM

Tontitown, Arkansas, September 23, 2011...... P.A.M. Transportation Services, Inc. (NASDAQ:  PTSI) announced today that it has completed the share repurchase program that was authorized in November 2010 to acquire 500,000 shares of the Company’s common stock and that the Board of Directors has authorized a new repurchase program under which the Company can repurchase up to 500,000 additional shares of the Company’s common stock. Under the stock repurchase program, shares may be purchased in open market or privately negotiated transactions, subject to market conditions, share price and other considerations.

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.